Exhibit 10.26

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of May 14, 2014, by and among AW COUNTRYSIDE, LLC, a Delaware limited liability company, and AW ST. ANDREWS, LLC, a Delaware limited liability company (individually and collectively, “Seller”), and AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”).
WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property, having an effective date of April 14, 2014 (the “Agreement”), with regard to the Property, as more particularly described in the Agreement. Buyer and Seller wish to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.
Immediate Repairs Credit. Buyer shall receive a credit against the Purchase Price in the amount of $43,750.00 as compensation for certain immediate property repairs that Buyer will undertake post-closing (the “Repair Credit”). Buyer may allocate the Repair Credit between the Countryside Property and the St. Andrews Property as it determines in its sole discretion.

2.
Landlord’s Work. At Closing, Seller shall escrow with Escrow Agent an amount equal to one hundred twenty-five percent (125%) of the remaining cost of the “Tenant Improvements” described and defined in that certain Lease Agreement, dated as of January 21, 2014, by and between St. Andrews Seller and Gulf Coast HMA Physician Management, LLC, a Florida limited liability company (the “Work Escrow”). The disbursement of the Work Escrow will be governed by a post-closing escrow agreement to be entered into at Closing by and among Buyer, St. Andrews Seller and Escrow Agent (the “Post-Closing Escrow Agreement”). The Post-Closing Escrow Agreement shall be in form and substance mutually satisfactory to Buyer and St. Andrews Seller.

3.
Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company	AW ST. ANDREWS, LLC, a Delaware limited liability company
By: /s/ Edward M. Weil, Jr. Name: Edward M. Weil, Jr. Title: President	By: /s/ Brian Waxman Name: Brian Waxman Title: President

AW COUNTRYSIDE, LLC, a Delaware limited liability company
By: /s/ Brian Waxman Name: Brian Waxman Title: President